UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Convertible Note

As previously reported, on January 25, 2024, Agrify Corporation (the “Company”) and CP Acquisitions, LLC (“CP”), an entity affiliated with and controlled by Raymond Chang, the Chief Executive Officer of the Company and a member of its Board of Directors (the “Board”), and I-Tseng Jenny Chan, a member of the Board, agreed to amend, restate and consolidate certain outstanding notes held by CP into a Senior Secured Amended, Restated and Consolidated Convertible Note (the “Convertible Note”).

On May 21, 2024, the Company and CP entered into an amendment to the Convertible Note (the “CP Note Amendment”), pursuant to which CP may elect, in lieu of shares of common stock issuable upon conversion of the Convertible Note, to instead receive pre-funded warrants (“Pre-Funded Warrants”). The conversion price applicable to the Pre-Funded Warrants will remain unchanged at $1.46.

The Pre-Funded Warrants have an exercise price of $0.001 per share, were exercisable upon issuance, will expire when the applicable warrant is exercised in full, and are exercisable on a cash basis or, if there is no effective registration statement registering the resale of the underlying shares of common stock, on a cashless exercise basis at CP’s discretion.

The Pre-Funded Warrants provide that each time the Company consummates any bona fide equity financing with the primary purpose of raising capital, then the number of shares of common stock underlying the Pre-Funded Warrants will be increased (the “Adjustment Provision”) to an amount equal to (i) the amount of the Convertible Note that was originally converted into the applicable Pre-Funded Warrants divided by (ii) the purchase or conversion price in the equity financing transaction, subject to proportional adjustment in the event the Pre-Funded Warrant has been partially exercised. The Adjustment Provision will not be effective unless and until it is approved by stockholders of the Company pursuant to Nasdaq Listing Rule 5635.

Immediately following the execution of the CP Note Amendment, CP elected to convert $11.5 million of outstanding principal into a Pre-Funded Warrant exercisable at issuance for up to 7,876,712 shares of common stock.

Amendment and Restatement of Junior Secured Promissory Note

As previously reported, on July 12, 2023, the Company issued an unsecured promissory note with an original principal amount of $500,000 in favor of GIC Acquisition LLC (“GIC”), an entity that is indirectly owned and managed by Mr. Chang, and on October 27, 2023, GIC and the Company amended and restated the note to extend the maturity date to December 31, 2023, and to grant a security interest in the Company’s assets that ranks junior to the Convertible Note (the “Junior Note”). As previously reported, on January 25, 2024, GIC and the Company amended and restated the Junior Note to increase the principal amount thereunder to $1.0 million and to extend the maturity date until June 30, 2024.

On May 21, 2024, GIC and the Company amended and restated the Junior Note (the “Restated Junior Note”) to increase the aggregate principal amount to approximately $2.29 million, extend the maturity date to December 31, 2025, and provide that the Junior Note may be converted into common stock of the Company or, at GIC’s election, Pre-Funded Warrants, in each case at a conversion price of $0.31.

Immediately following the execution of the Restated Junior Note, GIC elected to convert all of the outstanding principal and accrued but unpaid interest under the Restated Junior Note into a Pre-Funded Warrant exercisable at issuance for up to 7,383,053 shares of common stock. The Pre-Funded Warrant includes an Adjustment Provision, subject to stockholder approval pursuant to Nasdaq Listing Rule 5635.

The foregoing summaries of the CP Note Amendment, the form of Pre-Funded Warrant, and the Restated Junior Note do not purport to be complete, and are qualified in their entirety by reference to copies of the CP Note Amendment, the form of Pre-Funded Warrant, and the Restated Junior Note, which are filed as Exhibits 4.1, 4.2, and 4.3 hereto, respectively.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the CP Note Amendment and the Restated Junior Note is incorporated herein by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

As previously reported, on December 1, 2023, the Company received a notice from Nasdaq stating that the Company was no longer in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Listing Rule”), which requires that listed companies maintain a minimum of $2.5 million in stockholders’ equity. In response, the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). On January 30, 2024, the Company received formal notice that the Panel had granted the Company’s request for an exception through April 15, 2024, to evidence compliance with the Listing Rule, which exception was subsequently extended through May 22, 2024.

As a result of the conversion of the Convertible Note and the Restated Junior Note as set forth in Item 1.01 above, the Company believes it has stockholders’ equity of at least $2.5 million as of the date of this filing, as required by the Listing Rule.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the amendment of the Convertible Note, the restatement of the Restated Junior Note, and the issuance of the Pre-Funded Warrants upon conversion of the Convertible Note and the Restated Junior Note is incorporated herein by reference into this Item 3.02.

The Convertible Note, the Restated Junior Note, and the shares of common stock and/or Pre-Funded Warrants underlying such notes (collectively, the “Securities”) were, and will be, offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Each of CP and GIC is an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock, notes, or any other securities of the Company.

Item 7.01 Regulation FD Disclosure.

On May 22, 2024, the Company issued a press release announcing the note conversion as set forth in Item 1.01 and the Company’s belief that it is in compliance with the Listing Rule as set forth in Item 3.01 of this Current Report on Form 8-K. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect to the Company’s compliance with Nasdaq listing rules, other future plans and intentions, or other future events. These forward-looking statements generally are identified by words such as “will,” “intend,” “should,” “plan,” or similar statements, reflect management’s current beliefs and assumptions and are based on the information currently available to management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements. For additional details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review the most recent Annual Reports on Form 10-K filed by the Company with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the sections entitled “Risk Factors.” Forward-looking statements speak only as of the date on which they are made, and the Company does not assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment No. 1 to Senior Secured Amended, Restated and Consolidated Convertible Note between Agrify Corporation and CP Acquisitions, LLC
4.2	Form of Pre-Funded Warrant
4.3	Third Amended and Restated Junior Secured Convertible Promissory Note dated as of May 21, 2024
99.1	Press Release dated as of May 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: May 22, 2024	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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